As filed with the Securities and Exchange Commission on February 9, 2004

Registration No. 333-110562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE SHERWIN-WILLIAMS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	34-0526850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Prospect Avenue, N.W.

Cleveland, Ohio 44115

(216) 566-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

L.E. Stellato

Vice President, General Counsel and Secretary

The Sherwin-Williams Company

101 Prospect Avenue, N.W.

Cleveland, Ohio 44115

(216) 566-2000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as the Registrant may determine.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2004

PROSPECTUS

THE SHERWIN-WILLIAMS COMPANY

11,562,604 SHARES

OF

COMMON STOCK

This prospectus relates to the public offering from time to time of up to an aggregate of 11,562,604 shares of our common stock by a selling stockholder. See “Selling Stockholder” on page nine. You should read this entire prospectus carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “SHW.” On February 4, 2004, the closing price of our common stock was $33.18.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus some of the information we file with the SEC, which means that we can disclose important information to you by referring you to information in those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC will automatically update and in some cases supersede this information. The following documents, which we have filed with the SEC (File No. 1-04851), are incorporated into and specifically made a part of this prospectus by reference:

(1) Our Annual Report on Form 10-K for the year ended December 31, 2002;

(2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

(3) Our Current Report on Form 8-K, dated March 10, 2003; and

(4) The description of our cumulative redeemable serial preferred stock purchase rights associated with our common stock included in our Registration Statement on Form 8-A filed with the SEC on April 24, 1997 under Section 12 of the Securities Exchange Act.

In addition, all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date we file those documents with the SEC. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document, which also is or is deemed to be incorporated by reference, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. You should refer to the registration statement for more information.

Statements contained in or incorporated by reference in this prospectus regarding the contents of any contract or other document referred to in this prospectus or in any incorporated document are presented in summary form. In each case, we refer you to the contract or other document filed as an exhibit to this prospectus or the documents incorporated by reference for complete terms of that contract or document. The actual contract or document, not the statements in this prospectus, govern the matters set forth in those contracts and documents.

This prospectus incorporates documents by reference that contain important business and financial information about Sherwin-Williams that is not included in or delivered with this document. Copies of those documents, other than exhibits to those documents that are not specifically incorporated by reference into the documents, are available without charge to any person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request to:

L.E. Stellato

Vice President, General Counsel and Secretary

The Sherwin-Williams Company

101 Prospect Avenue, N.W.

Cleveland, Ohio 44115

(216) 566-2000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in and incorporated by reference in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon management’s current expectations, estimates, assumptions and beliefs concerning future events and conditions and may discuss, among other things, anticipated future performance (including sales and earnings), expected growth, future business plans and the costs and potential liability for environmental-related matters and the lead pigment and lead-based paint litigation. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “plans to” and similar expressions.

Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from such statements and from our historical results and experience.

These risks, uncertainties and other factors include such things as: (a) general business conditions, strengths of retail and manufacturing economies and the growth in the coatings industry; (b) competitive factors, including pricing pressures and product innovation and quality; (c) changes in raw material availability and pricing; (d) changes in our relationships with customers and suppliers; (e) our ability to attain cost savings from productivity initiatives; (f) our ability to successfully integrate past and future acquisitions into our existing operations, as well as the performance of the businesses acquired; (g) changes in general domestic economic conditions such as inflation rates, interest rates and tax rates; (h) risks and uncertainties associated with our expansion into and our operations in China, South America and other foreign markets, including inflation rates, recessions, foreign currency exchange rates, foreign investment and repatriation restrictions, unrest and other external economic and political factors; (i) the achievement of growth in developing markets, such as China, Mexico and South America; (j) increasingly stringent domestic and foreign governmental regulations including those affecting the environment; (k) inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; (l) other changes in governmental policies, laws and regulations, including changes in accounting policies and standards and taxation requirements (such as new tax laws and new or revised tax law interpretations); (m) the nature, cost, quantity and outcome of pending and future litigation and other claims, including the lead pigment and lead-based paint litigation and the affect of any legislation and administrative regulations relating thereto; and (n) unusual weather conditions.

Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered to be a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

THE COMPANY

Sherwin-Williams, founded in 1866 and incorporated in 1884, is engaged in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers primarily in North and South America. Our principal executive offices are located at 101 Prospect Avenue, N.W., Cleveland, Ohio 44115, and our telephone number is (216) 566-2000.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholder of the common stock under this prospectus. We will pay all expenses of the registration and sale of the common stock, including the following:

•	all registration and filing fees;

•	all fees and expenses incurred in connection with state securities laws;

•	all printing expenses;

•	all fees and disbursements of our counsel and independent auditors; and

•	all fees, costs and expenses incurred in connection with the listing of the common stock on the New York Stock Exchange.

We will not pay selling commissions, discounts and other compensation paid to agents or brokers to effect the sale of the common stock by the selling stockholder.

DESCRIPTION OF OUR COMMON STOCK

We may issue, from time to time, shares of our common stock. The general terms and provisions of our common stock are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our Amended Articles of Incorporation and Regulations.

General

Under our Amended Articles of Incorporation, we have the authority to issue 300,000,000 shares of our common stock. On December 31, 2003, we had 143,406,707 shares of common stock outstanding. Each share of common stock shall be equal to every other share of common stock.

Our Amended Articles of Incorporation authorize us to issue 30,000,000 shares of serial preferred stock, without par value, of which (i) 3,000,000 shares, without par value, have been designated as cumulative redeemable serial preferred stock and (ii) 1,000,000 shares, without par value, have been designated as convertible participating serial preferred stock. On December 31, 2003, we had outstanding (i) no shares of cumulative redeemable serial preferred stock and (ii) 284,657 shares of convertible participating serial preferred stock. Our common stock is subject to the rights of the outstanding shares of convertible participating serial preferred stock and any other outstanding shares of any series of our serial preferred stock which we may issue from time to time.

Dividends

         Subject to the rights of any series of our serial preferred stock, the holders of shares of our common stock will be entitled to receive dividends on such common stock out of assets legally available for distribution, when, as and if authorized and declared by our Board of Directors. The payment of dividends on our common stock will be a business decision to be made by our Board of Directors from time to time based upon our results of operations and financial condition and such other factors as our Board of Directors considers relevant. So long as any serial preferred stock is outstanding, no dividends, except a dividend payable in common stock or other shares ranking junior to our serial preferred stock, if any, shall be paid or declared or any distribution be made except as aforesaid on our common stock or any other shares ranking junior to our serial preferred stock, nor shall any common stock or any other shares ranking junior to our serial preferred stock be purchased, retired or otherwise acquired by us (except out of the proceeds of the sale of our common stock or other shares ranking junior to the serial preferred stock received by us subsequent to August 31, 1966) unless (i) all accrued and unpaid dividends on our serial preferred stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart, and (ii) there shall be no arrearages with respect to the redemption of our serial preferred stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of our Amended Articles of Incorporation. Payment of dividends on our common stock may be restricted by loan agreements, indentures, and other transactions entered into by us from time to time.

Voting Rights

Holders of shares of our common stock are entitled to one vote per share on all matters presented to our shareholders. Except as otherwise provided in our Amended Articles of Incorporation or as required by law, the holders of our serial preferred stock and the holders of our common stock shall vote together as one class on all matters. Our Amended Articles of Incorporation prevent any shareholder from cumulating his voting power.

Except as outlined below or otherwise expressly required by statute, the vote, consent, waiver or release of the holders of shares of our common stock entitling them to exercise a majority of the voting power of Sherwin-Williams, or class if a class vote is required, shall be sufficient for any purpose requiring the vote, consent, waiver or release of the holders of such shares. However, the affirmative vote (i) of the holders of shares entitling them to exercise two-thirds of the voting power of Sherwin-Williams, and (ii) of the holders of two-thirds of the shares of our common stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of our common stock shall vote separately as a class, shall be necessary:

(a) To approve (i) the sale, exchange, lease, transfer or other disposition by Sherwin-Williams of all, or substantially all, of our assets or business to a related corporation or an affiliate of a related corporation, (ii) the consolidation of Sherwin-Williams with or its merger into a related corporation or an affiliate of a related corporation, (iii) the merger into Sherwin-Williams of a related corporation or an affiliate of a related corporation, or (iv) a combination or majority share acquisition in which Sherwin-Williams is the acquiring corporation and our voting shares are issued or transferred to a related corporation or an affiliate of a related corporation or to shareholders of a related corporation or an affiliate of a related corporation;

(b) To approve any agreement, contract or other arrangement with a related corporation providing for any of the transactions described in subparagraph (a) above; or

(c) To effect any amendment of our Amended Articles of Incorporation which changes the voting provisions described above.

For the purpose of the above voting requirements: (i) a “related corporation” in respect of a given transaction shall be any corporation which, together with its affiliates and associated persons, owns of record or beneficially, directly or indirectly, more than five percent (5%) of the shares of any outstanding class of stock of Sherwin-Williams entitled to vote upon such transaction, as of the record date used to determine our shareholders entitled to vote upon such transaction, (ii) an “affiliate” of a related corporation shall be any individual, joint venture, trust, partnership or corporation which, directly or indirectly through one or more intermediaries, controls, or its controlled by, or is under common control with, the related corporation, (iii) an “associated person” of a related corporation shall be any officer or director or any beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity security, of such related corporation or any of its affiliates, and (iv) the terms “combination,” “majority share acquisition” and “acquiring corporation” shall have the same meaning as that contained in Section 1701.01 of the Ohio General Corporation Law or any similar provision hereafter enacted.

Right to Acquire Shares

We may from time to time, pursuant to authorization by our Board of Directors and without action by our shareholders, purchase or otherwise acquire any of our shares of any class or classes in such manner, upon such terms and in such amounts as our Board of Directors shall determine. Our right to acquire our shares is subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of our shares outstanding at the time of the purchase or acquisition in question.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of Sherwin-Williams, each holder of shares of our common stock will be entitled to share ratably with the other holders of shares of our common stock in all assets remaining after payments to all creditors and payments required to be made in respect of any outstanding serial preferred stock (including amounts fixed as liquidating payments plus accrued and unpaid dividends thereon, if any).

Absence of Other Rights

Holders of our common stock have no preferences, preemptive, conversion or exchange rights.

Transfer Agent; Listing

The Bank of New York is the transfer agent and registrar for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “SHW”.

Rights Plan

Each share of our common stock is accompanied by one preferred stock purchase right. Until the rights become exercisable, they are evidenced by the certificates representing our common stock and are transferred with and only with the common stock. The rights will detach and trade separately from the common stock once they become exercisable, and we will mail separate certificates representing the rights as soon as practicable thereafter.

Each right entitles the holder (except an acquiring person as defined below), once the rights become exercisable, to purchase from us one 1/100th of a share of our cumulative redeemable serial preferred stock for $110. Prior to exercise, the rights do not give the holder any dividend, voting or liquidation rights.

The rights become exercisable upon the earlier of (i) the date we publicly announce that a person or group of affiliated persons has become the beneficial owner of 10% or more (15% or more in the case of a person or group who has reported or may report such ownership on a Schedule 13G under the Securities Exchange Act) of our outstanding stock (“acquiring person”), or (ii) ten business days (or a later date determined by our Board of Directors) after the commencement of a tender offer by a person or group of affiliated persons that, if completed, would result in such person or group becoming the beneficial owner of more than 10% of our outstanding common stock.

In addition, if (i) a person or group becomes an acquiring person, (ii) an acquiring person engages in certain self-dealing transactions with us, or (iii) we consummate a capital restructuring that increases by more than 1% the proportionate share of the equity of us or a subsidiary of ours that is owned by an acquiring person, then each rightholder (except the acquiring person) may, for $110, purchase from us shares of our common stock worth $220.

If (i) we are acquired in a merger or other business combination by an acquiring person and are not the surviving entity, (ii) an acquiring person merges with us and we are the surviving corporation, but our shares of stock are changed or exchanged, or (iii) 50% or more of our assets or earning power is sold to an acquiring person, then all holders of the rights (except the acquiring person) may, for $110, purchase shares of the acquiring corporation worth $220 (or in some circumstances, to receive $220 in cash).

After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, our Board of Directors may terminate the rights by exchanging one share of our common stock for each right. Once the rights are so terminated, the sole right of the holders will be to receive that number of shares of common stock equal to the number of rights they hold.

Our Board of Directors may redeem the rights in whole, but not in part, at a price of $.005 per right at any time before the earlier of (i) the date we announce an acquiring person has become an acquiring person, or (ii) April 22, 2007.

In each case, the purchase price for the preferred stock, the exchange ratio and the redemption price are subject to adjustment for stock splits, stock dividends and similar transactions.

The terms of the rights are fully set forth in a rights agreement, dated as of April 23, 1997, by and between The Bank of New York, as successor rights agent to KeyBank National Association, and us. The rights agreement, which is incorporated herein by reference, was filed with the

SEC as an exhibit to our Registration Statement on Form 8-A, dated April 24, 1997. See “Where You Can Find More Information” on page 12.

SELLING STOCKHOLDER

We issued 350,000 shares of our convertible participating serial preferred stock, without par value, to The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, acting by and through GreatBanc Trust Company in a transaction exempt from the registration requirements of the Securities Act. We refer to these shares as the Convertible Preferred Shares. The number of shares of our common stock issuable on conversion of the Convertible Preferred Shares is subject to adjustment based upon one of two conversion formulas described below. The Convertible Preferred Shares were paid for by the delivery of a promissory note to us. The Convertible Preferred Shares and the shares of our common stock issuable upon conversion of the Convertible Preferred Shares have been pledged to secure this promissory note. The shares are released from this pledge as the promissory note is paid. We are registering the resale by this selling stockholder of these shares of our common stock after they have been released from this pledge. The selling stockholder, including its transferees, pledgees, assignees or donees or its successors, may from time to time offer and sell all or any of these shares of common stock.

The number of shares of our common stock issuable on conversion of the Convertible Preferred Shares is based upon one of two conversion formulas set forth in Sections 6(a) and 6(b) of our Amended Articles of Incorporation.

The conversion formula set forth in Section 6(a) provides that the value of the Convertible Preferred Shares is net of outstanding debt, and assumes that the plan pays down the debt in the regular course. This formula reduces the market value of common stock for which shares of common stock will be delivered. This conversion formula also provides for a minimum market value of common stock for the conversion, which market value will not be less than $85 million.

The conversion formula set forth in Section 6(b) provides that the value of the Convertible Preferred Shares is not reduced by the amount of debt. This formula would typically result in a greater market value of common stock for which shares of common stock will be delivered. The value of the Convertible Preferred Shares tracks the market value of our common stock, subject to limitations that the value will not be less than the closing price of our common stock on the last trading date prior to the issue date and will not be greater than 175% of the closing price of our common stock on the last trading date prior to the issue date.

In both conversion formulas, the number of shares of common stock delivered upon conversion will be determined using the closing price of our common stock on the last trading date prior to the conversion date.

The number of shares of common stock registered pursuant to this registration statement was estimated using the conversion formula set forth in Section 6(b) and determined as of the date the Convertible Preferred Shares were originally issued. The option to convert the Convertible Preferred Shares and the determination as to which conversion formula will be used to calculate the market value and number of shares of common stock are both in the discretion of the holder of the Convertible Preferred Stock. Accordingly, the actual number of shares of common stock into which the Convertible Preferred Shares may be convertible may be less than the number of shares of common stock registered under this registration statement.

The selling stockholder is an Employee Stock Ownership Plan (ESOP) as defined by the Internal Revenue Code and was created for the benefit of our employees and acts on their behalf. GreatBanc Trust Company is a trustee of the employee stock ownership plan feature of the selling stockholder. We agreed with the selling stockholder to file this registration statement to register the resale of the common stock issuable upon conversion of the Convertible Preferred Shares. We agreed to prepare and file all necessary amendments and supplements to this registration statement to keep it effective for use by the selling stockholder for a period of two years or until the date on which the shares of common stock have been sold or no longer qualify as “registrable securities” under our registration rights agreement.

The following table sets forth information regarding shares of our common stock owned by the selling stockholder. The selling stockholder may offer all, some or none of the shares of common stock and may otherwise purchase or sell other shares of our common stock. Thus, we cannot estimate the amount of the common stock that will be held by the selling stockholder upon termination of any sales. Accordingly, the column showing ownership after completion of the offering assumes that the selling stockholder will sell all of the common stock offered by this prospectus and will not purchase or sell any other shares of our common stock during the applicable period. In addition, the selling stockholder may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock in transactions exempt from the registration requirements of the Securities Act since the date on which it provided the information about its shares.

Name	Shares Beneficially Owned Prior to the Offering*	Shares Offered	Shares Beneficially Owned After Completion of the Offering
The Sherwin-Williams Company Employee Stock Purchase & Savings Plan	23,981,415	11,562,604	23,981,415	(16.72%)

* At December 31, 2003

Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus if necessary.

PLAN OF DISTRIBUTION

We are registering an aggregate of 11,562,604 shares of our common stock to permit public secondary sales of the shares by the selling stockholder as they are released from the pledge from time to time after the date of this prospectus. We anticipate that the selling stockholder (including the selling stockholder’s pledgees, transferees, assignees, donees or other successors-in-interest) may sell all or a portion of the common stock from time to time in one or more of the following transactions:

•	on the New York Stock Exchange or in over-the-counter market transactions;

•	in private transactions other than Exchange or over-the-counter market transactions;

•	through underwriters, brokers or dealers (who may act as agent or principal);

•	directly to one or more purchasers;

•	through agents;

•	in negotiated transactions;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	by pledge to secure debts and other obligations;

•	through the writing of options on the shares;

•	short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	in a combination of such methods; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may sell its shares at prices prevailing on the New York Stock Exchange at the time of sale, at prices related to such prevailing Exchange prices, at negotiated prices or at fixed prices.

The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If the selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholder also may resell all or a portion of its common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

The selling stockholder may use underwriters, broker-dealers or agents to sell its shares of common stock. Any underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions (including, without limitation, customary brokerage commissions) from the selling stockholder, the purchaser or such other persons who may be effecting sales hereunder (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the type of transactions involved). Underwriters may sell the shares of common stock to or though dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder or other persons effecting sales hereunder, and any such underwriters, brokers, dealers and agents may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts or commissions they receive and any profit on the sale of the common stock they realize may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offering of shares is made and to the extent required, the aggregate number of shares being offered and the terms of the offering, including the names of the underwriters, broker-dealers or agents, any discounts, concessions or commissions and other terms constituting compensation from the selling stockholder, and any discounts, concessions or commissions allowed or re-allowed or paid to broker-dealers, will be set forth in an accompanying prospectus supplement.

The selling stockholder will pay all discounts and selling commissions (if any), fees and expenses of counsel and other advisors to the selling stockholder and any other expenses incurred in connection with the registration and sale of the common stock not specified in the following sentence. We will pay the registration fee payable to the SEC, the listing fee to be paid for listing the shares of common stock on the New York Stock Exchange, printing expenses, fees and expenses relating to the registration or qualification of the shares of common stock pursuant to any applicable state securities or “blue sky” laws, the fees and expenses of our counsel and independent accountants, and the fees and disbursements of counsel for the selling stockholder.

LEGAL MATTERS

L.E. Stellato, who is our Vice President, General Counsel and Secretary, has passed upon the validity of the shares to be offered under this prospectus. Mr. Stellato’s address is The Sherwin-Williams Company, 101 Prospect Avenue, N.W., Cleveland, Ohio 44115. On December 31, 2003, Mr. Stellato owned approximately 47,129 shares of our common stock and held options to purchase an additional 178,000 shares of our common stock of which 126,000 were exercisable on such date.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these materials at the public reference room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange. You also may inspect information about us at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. The registration statement contains additional information about us and the shares of our common stock that may be sold by the selling stockholder. You may inspect the registration statement without charge at the public reference room of the SEC described above, and may obtain copies from the SEC at prescribed rates. This information is also available at the SEC’s web site.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this document or the documents incorporated by reference in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred in connection with the issuance and distribution of the shares of our common stock registered under this registration statement:

Amount To Be Paid
SEC registration fee	$30,775.14
Legal fees and expenses	5,000.00
Accounting fees and expenses	20,000.00
Miscellaneous	1,500.00

Total Expenses	$57,275.14

Item 15. Indemnification of Directors and Officers

Article IV of Sherwin-Williams’ Regulations, as amended April 27, 1988 (the “Regulations”), filed as Exhibit 4(b) to Post-Effective Amendment No. 1 to Form S-8 File Number 2-91401, filed May 2, 1988, is incorporated herein by reference.

Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation and to Sections 1 and 2 of Article IV of the Regulations.

The Ohio Revised Code permits and Section 1 of Article IV of the Regulations provides that Sherwin-Williams shall indemnify its directors, officers and employees against amounts that may be incurred in connection with actions, suits or proceedings in which such person was or is a party or is threatened with being made a party by reason of the fact that he:

•	is or was a director, officer or employee of Sherwin-Williams; or

•	is or was serving at the request of Sherwin-Williams as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise.

The person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Sherwin-Williams, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Ohio Revised Code and Section 1 of Article IV of the Regulations provide that no indemnification shall be made in respect of claims, issues or matters as to which such party is adjudged to be liable for negligence or misconduct in performance of his or her duty to Sherwin-Williams and also in actions in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code. The Ohio Revised Code and Section 1 of Article IV of the Regulations also provide that general indemnification provisions as found in Sections 1(a) and 1(b) of Article IV of the Regulations do not limit the remaining provisions of Article IV of the Regulations.

In addition, unless the only liability asserted against the director is pursuant to Section 1701.95 of the Ohio Revised Code, expenses incurred by a director in defending an action must be paid by Sherwin-Williams as they are incurred in advance of the final disposition if the director agrees (i) to repay such advances if it is proved by clear and convincing evidence that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to Sherwin-Williams or undertaken with reckless disregard for Sherwin-Williams’ best interests and (ii) to reasonably cooperate with Sherwin-Williams concerning the action. Also, if authorized by the Board of Directors, Sherwin-Williams may pay expenses incurred by an officer or employee in defending an action as they are incurred in advance of the final disposition of an action if the officer or employee receiving the advance undertakes to repay the advance if it is ultimately determined that the officer or employee receiving the advance is not entitled to indemnification.

Sherwin-Williams may from time to time maintain insurance on behalf of any person who is or was a director, officer or employee against any loss arising from any of these claims asserted against such director, officer or employee in any such capacity, whether or not Sherwin-Williams would have the power to indemnify the person against such liability. Sherwin-Williams has entered into indemnification agreements with its directors, executive officers and corporate officers providing protection as permitted by law.

Item 16. Exhibits

Exhibit	Description
4.1	Amended and Restated Articles of Incorporation of Sherwin-Williams, as amended through May 1, 2001, filed as Exhibit 3(a) to Sherwin-Williams’ Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and incorporated herein by reference.

4.2	Amendment to Amended and Restated Articles of Incorporation of Sherwin-Williams, dated August 26, 2003, filed as Exhibit 4 to Sherwin-Williams’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, and incorporated herein by reference.

4.3	Regulations of Sherwin-Williams, as amended, dated April 27, 1988, filed as Exhibit 4(b) to Post-Effective Amendment No. 1, dated April 29, 1988, to Form S-8 Registration Statement Number 2-91401, and incorporated herein by reference.

4.4	Rights Agreement between Sherwin-Williams and The Bank of New York, as successor Rights Agent to KeyBank National Association, dated April 23, 1997, filed as Exhibit 1 to Form 8-A, dated April 24, 1997, and incorporated herein by reference.

4.5	*Stock Purchase Agreement, dated as of August 27, 2003, by and between Sherwin-Williams and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, acting by and through GreatBanc Trust Company.

4.6	*Registration Rights Agreement, dated as of August 27, 2003, by and between Sherwin-Williams and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, acting by and through GreatBanc Trust Company.

4.7	*Purchase Money Loan Agreement, dated as of August 27, 2003, by and between Sherwin-Williams and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, acting by and through GreatBanc Trust Company.

5.1	Opinion of L.E. Stellato, including consent (filed herewith).

23.1	Consent of Counsel, included in Exhibit 5.1 (filed herewith).

23.2	Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

24.1	*Powers of Attorney.

24.2	*Certified Resolution Authorizing Signature by Power of Attorney.

*Previously filed.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 9, 2004.

The Sherwin-Williams Company

By:	/s/ L.E. Stellato

L.E. Stellato, Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the date indicated.

* C. M. CONNOR C. M. Connor	Chairman and Chief Executive Officer, Director (Principal Executive Officer)

* J. M. SCAMINACE J. M. Scaminace	President and Chief Operating Officer, Director

* S. P. HENNESSY S. P. Hennessy	Senior Vice President — Finance and Chief Financial Officer (Principal Financial Officer)

* J. L. AULT J. L. Ault	Vice President — Corporate Controller (Principal Accounting Officer)

* J. C. BOLAND J. C. Boland	Director

* J. G. BREEN J. G. Breen	Director

* D. E. COLLINS D. E. Collins	Director

* D. E. EVANS D. E. Evans	Director

* S. J. KROPF S. J. Kropf	Director

* R. W. MAHONEY R. W. Mahoney	Director

* G. E. McCULLOUGH G. E. McCullough	Director

* A. M. MIXON, III A. M. Mixon, III	Director

* C. E. MOLL C. E. Moll	Director

* R. K. SMUCKER R. K. Smucker	Director

*	The undersigned, by signing his name hereto, does sign this Amendment on behalf of the designated officers and directors of Sherwin-Williams pursuant to powers of attorney executed by each such officer and director.

By: /s/ L.E. Stellato L. E. Stellato, Attorney-in-fact	February 9, 2004

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated Articles of Incorporation of Sherwin-Williams, as amended through May 1, 2001, filed as Exhibit 3(a) to Sherwin-Williams’ Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and incorporated herein by reference.

4.2	Amendment to Amended and Restated Articles of Incorporation of Sherwin-Williams, dated August 26, 2003, filed as Exhibit 4 to Sherwin-Williams’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, and incorporated herein by reference.

4.3	Regulations of Sherwin-Williams, as amended, dated April 27, 1988, filed as Exhibit 4(b) to Post-Effective Amendment No. 1, dated April 29, 1988, to Form S-8 Registration Statement Number 2-91401, and incorporated herein by reference.

4.4	Rights Agreement between Sherwin-Williams and The Bank of New York, as successor Rights Agent to KeyBank National Association, dated April 23, 1997, filed as Exhibit 1 to Form 8-A, dated April 24, 1997, and incorporated herein by reference.

4.5	*Stock Purchase Agreement, dated as of August 27, 2003, by and between Sherwin-Williams and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, acting by and through GreatBanc Trust Company.

4.6	*Registration Rights Agreement, dated as of August 27, 2003, by and between Sherwin-Williams and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, acting by and through GreatBanc Trust Company.

4.7	*Purchase Money Loan Agreement, dated as of August 27, 2003, by and between Sherwin-Williams and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, acting by and through GreatBanc Trust Company.

5.1	Opinion of L.E. Stellato, including consent (filed herewith).

23.1	Consent of Counsel, included in Exhibit 5.1 (filed herewith).

23.2	Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

24.1	*Powers of Attorney.

24.2	*Certified Resolution Authorizing Signature by Power of Attorney.

* Previously filed.